Exhibit 99.4

Risk Factors

In addition to risks described in our Annual Report on Form 10-K for the year ended March 31, 2013 filed with the SEC on May 7, 2013, the following risks may affect us as a result of the Acquisition (as defined below). These are not the only ones facing us; additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm us.

References in these Risk Factors to “McKesson,” the “Company,” “we,” “us” and “our” refer to McKesson Corporation and its consolidated subsidiaries and references to “Celesio” are to Celesio AG, and its subsidiaries. References to the “Acquisition” are to the February 6, 2014 acquisition of Celesio by McKesson.

We are subject to risks and uncertainties associated with our acquisition of Celesio.

On February 6, 2014, we completed the acquisition of more than 75% of the issued and outstanding share capital, on a fully diluted basis, of Celesio for approximately €3.7 billion (or, assuming a currency exchange ratio of $1.35/€1 as of February 6, 2014, approximately $5 billion) plus the assumption of Celesio’s debt of $2.3 billion. On February 28, 2014, we launched a voluntary public tender offer for the shares of Celesio that remain outstanding or are issuable upon further conversion of Celesio’s convertible bonds for €23.50 (the “Tender Offer”). If we acquire less than all of the remaining outstanding share capital of Celesio in the Tender Offer, we intend to enter into a domination and profit and loss transfer agreement with Celesio (the “Domination Agreement”) to obtain operational control of Celesio within the framework of existing German laws and standards. In addition to the risks and uncertainties that are described in our Annual Report on Form 10-K for the year ended March 31, 2013 under the heading “Risk Factors - Our business could be hindered if we are unable to complete and integrate acquisitions successfully,” we may face certain risks and uncertainties associated with our acquisition of Celesio.

Achieving the anticipated benefits of the our acquisition of Celesio is subject to a number of risks and uncertainties, including foreign exchange fluctuations, challenges of managing new international operations, and whether we can ensure continued performance or market growth of Celesio’s product and services. The integration process is subject to a number of uncertainties and no assurance can be given that the anticipated benefits of the transaction will be realized or, if realized, the timing of their realization. It is possible that the integration process could take longer than anticipated, and could result in the loss of employees, the disruption of each company’s ongoing businesses, processes and systems, or inconsistencies in standards, controls, procedures, practices, policies and compensation arrangements, any of which could adversely affect our ability to achieve the anticipated benefits of the Celesio acquisition and which could have a material adverse effect on our revenues, expenses, operating results and financial condition.

Any significant diversion of management’s attention away from the ongoing businesses, and any difficulties encountered in the acquisition, transition and integration process, could adversely affect our financial results, both prior to and after the acquisition of Celesio. Moreover, the failure to achieve the anticipated benefits of the Celesio acquisition could result in increased costs or decreases in the amount of expected revenues, and could adversely affect our future business, financial condition, operating results and prospects. Events outside of our control, including the market price of Celesio shares and convertible bonds that we did not acquire in the Acquisition or do not acquire in the Tender Offer, changes in regulations and laws, as well as economic trends, could also adversely affect our ability to realize the expected benefits from our acquisition of Celesio.

If we acquire less than all of the remaining outstanding share capital of Celesio in the Tender Offer, the process to obtain operational control of Celesio, including Celesio shareholder approval of the Domination Agreement and registration of the Domination Agreement in the Celesio corporate register, is complex and we do not expect to complete the steps required to exercise operating control of Celesio until late in the first half of our fiscal 2015. Until the Domination Agreement is registered and effective, Celesio will not be subject to direct management control by us and Celesio’s profits can only be distributed by the declaration of dividends. In the event that a minority shareholder of Celesio files an action to challenge the registration, or the registration is delayed by German courts, it may prevent us from exercising operational control of Celesio on the anticipated timeline, or at all. Our pursuit of the Celesio acquisition and the preparation for the integration of Celesio’s business over an extended period of time may place a significant burden on our management and internal resources, as well as the management and internal resources of Celesio. In the event that our acquisition of Celesio’s remaining outstanding common shares and common shares issuable upon further conversion of Celesio’s convertible bonds is significantly delayed, it may prevent the Celesio acquisition from being consummated on the anticipated timeline, which could have a material adverse effect on the market price of our common stock, and could result in our incurring significant expenses related to the Celesio acquisition without realizing the expected benefits.

Celesio may not be able to redeem its notes upon the occurrence of specified change of control events.

Upon the occurrence of a change of control and a specified ratings event, holders of Celesio’s €350 million aggregate principal amount 4.00% Notes due 2016 (the “Celesio 2016 Notes”) and €500 million aggregate principal amount 4.50% Notes due 2017 (the “Celesio 2017 Notes”) will have the right to cause Celesio to redeem such notes at a redemption price equal to 100% of the principal amount of the notes surrendered for redemption, plus accrued and unpaid interest to but excluding the redemption date. On February 12, 2014, pursuant to the terms and conditions of these notes, Celesio announced that a change of control had occurred as a result of the Acquisition. With respect to the Celesio 2016 Notes and the Celesio 2017 Notes, a ratings event will occur if no ratings agency assigns an investment grade credit rating to such series of notes within 90 days following the occurrence of the change of control. If such series of notes is not rated investment grade and the market value of such notes falls below their par value, it is likely that the holders of these notes will require Celesio to redeem such notes.

In addition, upon the occurrence of a change of control, holders of Celesio’s €350 million aggregate principal amount 3.75% Convertible Bonds due 2014 and €350 million aggregate principal amount 2.50% Convertible Bonds due 2018 (collectively, the “Celesio Convertible Bonds”, and together with the Celesio 2016 Notes and the Celesio 2017 Notes, the “Celesio Notes”) may either require Celesio to redeem their Celesio Convertible Bonds or exercise their right to convert their Celesio Convertible Bonds into ordinary shares of Celesio. On February 12, 2014, pursuant to the terms and conditions of these notes, Celesio announced that a change of control had occurred as a result of the Acquisition and that holders electing to redeem would have their Celesio Convertible Bonds redeemed on March 24, 2014 at a redemption price equal to 100% of the principal amount of the Celesio Convertible Bonds surrendered for redemption, plus accrued and unpaid interest to but excluding the redemption date. Currently, the market value of the Celesio ordinary shares into which the Celesio Convertible Bonds are convertible exceeds the redemption price of the Celesio Convertible Bonds.

If Celesio does not have the financial resources to redeem all of the Celesio Notes surrendered for redemption, Celesio’s failure to redeem the applicable series of Celesio Notes would cause a default under the terms of such series as well as a cross-default under Celesio’s syndicated revolving credit facility. Such a default would, in turn, constitute a default under McKesson’s indebtedness and may result in an acceleration of such indebtedness.

Further, as a result of the change of control of Celesio, following an up to 30-day negotiation period, lenders under Celesio’s €500 million syndicated revolving credit facility may cancel their respective commitments and declare their respective outstanding loans due and payable. There are no assurances that Celesio will be successful in maintaining any or all of the existing commitments of the lenders under its syndicated revolving credit facility following such negotiation period. If Celesio is unsuccessful, Celesio’s liquidity could be materially and adversely affected as a result of the cancellation of any such commitments.

Our future results may differ materially from the unaudited pro forma combined consolidated financial data presented herein.

Our future results may be materially different from those shown in the unaudited pro forma combined consolidated financial data presented herein, which show only a combination of our historical results prepared under U.S. generally accepted accounting principles and the historical results of Celesio prepared under International Financial Reporting Standards as issued by the International Accounting Standards Board and are not necessarily indicative of what our actual financial condition and results of operations would have been had the Acquisition been completed on the dates indicated. The unaudited pro forma combined consolidated financial data also contains many adjustments and assumptions regarding the combined company after giving effect to the Acquisition. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make and may not be accurate. Our purchase price accounting is preliminary and subject to changes as we finalize our analysis. We expect to incur significant costs associated with the completion of the Acquisition and combining the operations of the two companies, the exact magnitude of which is not yet known. Furthermore, these costs may decrease the capital that the combined company could use for revenue-generating investments in the future. As a result, the actual financial condition and results of operations of the combined company following the Acquisition may not be consistent with, or evident from, the unaudited pro forma combined consolidated financial data.

Our foreign operations subject us to a number of operating, economic, political and regulatory risks that may have a material adverse impact on our financial condition and results of operations.

We have operations based in, and we source and contract manufacture pharmaceutical and medical-surgical products in, a number of foreign countries. The Company’s acquisition of Celesio also significantly increases the importance of international business to our future operations, growth, and prospects in Europe and Brazil in particular.

                Our foreign operations expose us to a number of risks. Operations outside of the United States may be affected by changes in trade protection laws, policies and measures and other regulatory requirements affecting trade and investment; changes in licensing regimes for pharmacies; unexpected regulatory, social, political or economic changes in a specific country or region; changes in intellectual property, privacy and data protection; import/export regulations in both the United States and foreign countries and difficulties in staffing and managing foreign operations. Political changes, labor strikes, acts of war or terrorism and natural disasters, some of which may be disruptive, can interfere with our supply chain, our customers and all of our activities in a particular location. We may also be affected by potentially adverse tax consequences and difficulties associated with repatriating cash generated or held abroad. Additionally, foreign operations expose us to foreign currency fluctuations, including uncertainty regarding the Euro, the British pound sterling and the Brazilian real, that could adversely impact our results of operations based on the movements of the applicable foreign currency exchange rates in relation to the U.S. dollar. Since substantially all of Celesio’s revenues are generated outside of the United States, the Company’s acquisition of Celesio significantly increases our exposure to these risks.

Foreign operations are also subject to risks of violations of laws prohibiting improper payments and bribery, including the U.S. Foreign Corrupt Practices Act and similar regulations in foreign jurisdictions. Failure to comply with these laws could subject us to civil and criminal penalties that could have a material adverse impact on our financial condition and results of operations.

We also may experience difficulties and delays inherent in sourcing products and contract manufacturing from foreign countries, including but not limited to: (1) difficulties in complying with the requirements of applicable federal, state and local governmental authorities in the United States and of foreign regulatory authorities; (2) inability to increase production capacity commensurate with demand or the failure to predict market demand; (3) other manufacturing or distribution problems including changes in types of products produced, limits to manufacturing capacity due to regulatory requirements, physical limitations, or scarce or inadequate resources that could impact continuous supply; and (4) damage to our reputation due to real or perceived quality issues. Manufacturing difficulties could result in production shutdowns, product shortages and other similar delays in product manufacturing that could have a material adverse impact on our financial condition and results of operations.

We could experience losses or liability not covered by insurance.

In order to provide prompt and complete service to our major Distribution Solutions segment’s customers, we maintain significant product inventory at certain of our distribution centers. While we seek to maintain property insurance coverage in amounts sufficient for our business, there can be no assurance that our property insurance will be adequate or available on acceptable terms. One or more large casualty losses caused by fire, earthquake or other natural disaster in excess of our coverage limits could have a material adverse impact on our results of operations.

Our business exposes us to risks that are inherent in the distribution, manufacturing, dispensing and administration of pharmaceuticals and medical-surgical supplies, the provision of ancillary services, the conduct of our payer businesses (which include care management programs and our nurse advice services) and the provision of products that assist clinical decision-making and relate to patient medical histories and treatment plans. If customers or individuals assert liability claims against our products and/or services, any ensuing litigation, regardless of outcome, could result in a substantial cost to us, divert management’s attention from operations and decrease market acceptance of our products. We attempt to limit our liability to customers by contract; however, the limitations of liability set forth in the contracts may not be enforceable or may not otherwise protect us from liability for damages. Additionally, we may be subject to claims that are not explicitly covered by contract, such as a claim directly by a patient. We also maintain general liability coverage; however, this coverage may not continue to be available on acceptable terms, may not be available in sufficient amounts to cover one or more large claims against us and may include larger self-insured retentions or exclusions for certain products. In addition, the insurer might disclaim coverage as to any future claim. A successful product or professional liability claim not fully covered by our insurance could have a material adverse impact on our results of operations.

The acquisition of Celesio’s Consumer Solutions segment also exposes us to additional risks related to providing pharmacy services. Pharmacies are exposed to risks inherent in the packaging and distribution of pharmaceuticals and other healthcare products, such as with respect to improper filling of prescriptions, labeling of prescriptions, adequacy of warnings, unintentional distribution of counterfeit drugs and expiration of drugs. Although Celesio maintains liability insurance, the coverage may not be adequate to protect us against future claims. If Celesio’s insurance coverage proves to be inadequate or unavailable or Celesio suffers reputational harm as a result of an error or omission, it could have a material adverse impact on our results of operations.

European economic conditions together with austerity measures being taken by certain European governments could have a material adverse effect on our results of operations.

The Company’s acquisition of Celesio significantly increases our assets and operations within Europe and, accordingly, our exposure to economic conditions in Europe. A further slowdown within the European economy could affect our business in Europe by reducing the prices our customers may be able or willing to pay for our products and services or by reducing the demand for our products, either of which could result in a material adverse effect on our results of operations.

In addition, in many European countries, the government provides or subsidizes healthcare to consumers and regulates pharmaceutical prices, patient eligibility, and reimbursement levels to control costs for the government-sponsored healthcare system. In recent years, in response to the recessionary environment and financial crisis in Europe, a number of European governments have announced or implemented austerity measures to reduce healthcare spending and constrain overall government expenditures. For example, in 2011, the French government introduced a new wholesale mark-up system that constrained distribution margins on pharmaceuticals. These measures, which include efforts aimed at reforming healthcare coverage and reducing healthcare costs, continue to exert pressure on the pricing of and reimbursement timelines for pharmaceuticals and may cause our customers to purchase fewer of our products and services and reduce the prices they are willing to pay.

Countries with existing healthcare-related austerity measures may impose additional laws, regulations, or requirements on the healthcare industry. In addition, European governments that have not yet imposed healthcare-related austerity measures may impose them in the future. New austerity measures may be similar to or vary from existing austerity measures and could have a material adverse effect on our results of operations.

Changes in the European healthcare industry and increased competition may adversely affect our business.

Similar to in the U.S., changes in the pricing, selling, inventory, distribution or supply policies, or practices of the European healthcare industry or Celesio’s pharmaceutical manufacturers could significantly reduce our results of operations. Recently, both pharmaceutical suppliers and healthcare organizations in Europe have been consolidating to create organizations with greater market power. If this trend continues, it could reduce Celesio’s bargaining power with respect to both Celesio’s suppliers and customers, which may have a material adverse effect on our results of operations.

Celesio faces strong competition in a number of markets within Europe. There is strong price and service competition from existing wholesale distributors, traditional logistics companies who are entering the pharmaceutical distribution industry, manufacturers engaged in direct distribution, and other companies involved in the pharmaceutical supply chain. Some manufacturers are also changing how they contract for pharmaceutical distribution, including signing exclusive distribution agreements with a reduced number of wholesalers. These changes may decrease the demand for Celesio’s products and services, create downward pressure on the prices Celesio is able to charge to its customers, and may have a material adverse effect on our results of operations.